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                                                                  Exhibit 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Suprema Specialties, Inc.
Paterson, New Jersey


We hereby consent to the incorporation by reference in the Form S-8 of our reports dated August 18, 1995 relating to the consolidated financial statements and schedule of Suprema Specialties, Inc., appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 1995.


/s/ BDO Seidman, LLP
- ---------------------------
BDO SEIDMAN, LLP


Woodbridge, New Jersey
April 8, 1996